Exhibit 12
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The Chase Manhattan Bank                             ISSUE DATE:  April 13, 1999
Global Trade Services Group                               L/C NO.:  U-287508
P.O. Box 44, Church Street Station
New York, N.Y.  10008

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          Advising Bank                     APPLICANT:
             DIRECT                         BERKSHIRE REALTY HOLDINGS, L.P.
                                            345 PARK AVENUE
                                            NEW YORK, N.Y.  10154
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          Beneficiary                       AMOUNT:  USD 29,500,000.00
AMERICAN STOCK TRANSFER AND                 (TWENTY NINE MILLION FIVE HUNDRED
TRUST COMPANY, AS ESCROW AGENT              THOUSAND AND 00/100 UNITED STATES
40 WALL STREET                              DOLLARS)
NEW YORK, NY  10005
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IRREVOCABLE LETTER OF CREDIT NUMBER U-287508

LADIES AND GENTLEMEN:

         FOR THE ACCOUNT OF BERKSHIRE REALTY HOLDINGS, L.P., A DELAWARE LIMITED PARTNERSHIP, WE HEREBY AUTHORIZE AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS ESCROW AGENT (THE "BENEFICIARY"), TO DRAW ON US UP TO AN AGGREGATE AMOUNT OF TWENTY-NINE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$29,500,000.00) (THE "CREDIT AMOUNT") AVAILABLE BY PRESENTATION TO US AT OUR COUNTERS LOCATED AT 4 CHASE METROTECH CENTER, 8TH FLOOR, BROOKLYN, NEW YORK 11245, ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT OF THE BENEFICIARY'S DRAFT AT SIGHT ON US ACCOMPANIED BY A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY IN THE FORM OF EXHIBIT A ATTACHED HERETO (THE "CERTIFICATE TO ACCOMPANY DRAFT").

         ANY DRAFT SO DRAWN MUST BE MARKED: "DRAWN UNDER THE CHASE MANHATTAN BANK LETTER OF CREDIT NO. U-287508." WE ENGAGE WITH YOU THAT ALL DRAFTS DRAWN BY YOU UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US ON DELIVERY OF DOCUMENTS AS SPECIFIED IF PRESENTED AT THIS OFFICE ON OR BEFORE JANUARY 31, 2000 (THE "EXPIRATION DATE"). THERE SHALL BE NO CONDITIONS TO DRAWINGS OTHER THAN AS STATED ABOVE.

                                   -CONTINUED-


                                                  /s/ [Authorized Signatory]
                                                --------------------------------
                                                      Authorized Signature

         WE HEREBY AGREE TO HONOR A DRAWING MADE HEREUNDER IN COMPLIANCE WITH THIS LETTER OF CREDIT BY TRANSFERRING IN IMMEDIATELY AVAILABLE FUNDS THE AMOUNT SPECIFIED IN THE DRAFT, IN ACCORDANCE WITH THE PAYMENT INSTRUCTIONS CONTAINED IN THE CERTIFICATE TO ACCOMPANY DRAFT.

         THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED BY BENEFICIARY.

         THIS LETTER OF CREDIT SET FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

         THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ("ISP 98"), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (THE "ISP"), THIS LETTER OF CREDIT, AS TO MATTERS NOT GOVERNED BY THE ISP, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.





                                                  /s/ [Authorized Signatory]
                                                --------------------------------
                                                      Authorized Signature